NEWS

RELEASE______________________________________

FOR IMMEDIATE RELEASE

CONTACT:	Chris Mathis
512-434-3766

TEMPLE-INLAND ANNOUNCES TENDER OFFER FOR

UP TO $500 MILLION OF THE COMPANY’S NOTES

AUSTIN, Texas, November 14, 2007 – Temple-Inland Inc. (NYSE: TIN) today announced the commencement of a cash tender offer for up to $500 million aggregate principal amount of the outstanding notes listed below (the “Notes”). The tender offer is part of its previously announced plan to reduce debt with a portion of the proceeds from a loan secured by the installment notes received as consideration for the company’s recently completed sale of timberland. The closing and funding of this loan is one of the conditions to the tender offer. The terms and conditions of the tender offer are described in an Offer to Purchase, dated November 14, 2007, and the accompanying Letter of Transmittal, which are being sent to holders of Notes.

Title of Security CUSIP No.	Aggregate Principal Amount Outstanding	Acceptance Priority Level	Reference U.S. Treasury Security	Bloomberg Reference Page	Fixed Spread (1)	Early Tender Premium (2)
6.750% Medium Term Notes (Series F) due 2009 CUSIP No. 87987HBF2	$300,000,000	1	3.625% U.S. Treasury Note due Oct. 31, 2009	BBT4	75 bps	$30
7.875% Senior Notes due 2012 CUSIP No. 879868AH0	$500,000,000	2	3.875% U.S. Treasury Note due Oct. 31, 2012	BBT6	125 bps	$30

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(1)	Includes the Early Tender Premium per $1,000 principal amount of Notes.
(2)	Per $1,000 principal amount of Notes accepted for purchase.

The tender offer will expire at 12:00 midnight, New York City time, on December 12, 2007, unless extended or earlier terminated (the “Expiration Date”). Holders of Notes must validly tender and not validly withdraw their Notes on or before the Early Tender Date, which is 5:00 p.m., New York City time, on November 28, 2007, unless extended, to receive the applicable Total Tender Offer Consideration, which includes the applicable Early Tender Premium set out in the table above. Holders of Notes who validly tender their Notes after the Early Tender Date and on or before the Expiration Date and whose Notes are accepted for purchase will receive the applicable Late Tender Offer Consideration, which is the Total Tender Offer Consideration less the applicable Early Tender Premium.

The applicable Total Tender Offer Consideration for each $1,000 in principal amount of Notes tendered and accepted for payment pursuant to the tender offer will be determined in the manner described in the Offer to Purchase. The consideration will be based on the present value

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of future principal and interest payments on the applicable Notes discounted to the Settlement Date at a rate equal to the sum of the yield to maturity for the applicable U.S. Treasury reference security, calculated by the Dealer Managers based on the bid-side price at 2:00 p.m., New York City time, on November 29, 2007 unless postponed (the “Price Determination Date”), which is the ninth business day preceding the Expiration Date, plus the applicable fixed spread specified in the table above for such Notes. The Settlement Date currently is expected to be December 13, 2007, which is one business day following the Expiration Date. In addition to the applicable Total Tender Offer Consideration or applicable Late Tender Offer Consideration, as the case may be, holders whose Notes are accepted for purchase will receive accrued and unpaid interest up to, but not including, the Settlement Date.

Temple-Inland is offering to purchase up to $500 million aggregate principal amount of Notes. The aggregate principal amount of each series of Notes that are purchased in the tender offer will be determined in accordance with the “Acceptance Priority Level” set forth above and as described in the Offer to Purchase. All 6.750% Medium Term Notes (Series F) due 2009 will be accepted before any 7.875% Senior Notes due 2012 (the “2012 Notes”) are accepted. If the aggregate principal amount of 2012 Notes tendered exceeds the remaining amount available in the tender offer for 2012 Notes, the amount of such Notes accepted for purchase from each holder tendering 2012 Notes will be prorated based on the aggregate principal amount of 2012 Notes tendered and the maximum tender offer amount remaining for 2012 Notes.

As set forth in the Offer to Purchase, Notes tendered on or before 5:00 p.m., New York City time, on November 28, 2007 (the “Withdrawal Date”) may be validly withdrawn at any time on or before the Withdrawal Date. Notes tendered after the Withdrawal Date but before the Expiration Date may not be withdrawn, except in the limited circumstances described in the Offer to Purchase.

The consummation of the tender offer is not conditioned upon any minimum amount of Notes being tendered, but is conditioned upon the satisfaction or waiver of the conditions set forth in the Offer to Purchase, which include the closing and funding of a loan secured by the installment notes received from the company’s recently completed sale of timberland, as more fully described in the Offer to Purchase.

Temple-Inland’s obligations to accept any Notes tendered and to pay the applicable consideration for them are set forth solely in the Offer to Purchase and the accompanying Letter of Transmittal. This news release is neither an offer to purchase nor a solicitation of an offer to sell the Notes. The tender offer is made only by, and pursuant to the terms of, the Offer to Purchase, and the information in this news release is qualified by reference to the Offer to Purchase and the accompanying Letter of Transmittal. Subject to applicable law, Temple-Inland may amend, extend or, subject to certain conditions, terminate the tender offer.

Citi and Goldman, Sachs & Co. are the Dealer Managers of the tender offer. Persons with questions regarding the tender offer should contact Citi at (212) 723-6106 or (toll-free) (800) 558-3745 (Attention: Liability Management Group) and Goldman, Sachs & Co. at (212) 902-9077 or (toll-free) (877) 686-5059 (Attention: Credit Liability Management Group). Requests for copies of the Offer to Purchase, Letter of Transmittal and related materials should be directed

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to Global Bondholder Services Corporation, the Information Agent and Depositary for the tender offer, at (212) 430-3774 (for banks and brokers only) or (866) 387-1500 (for all others and toll-free).

About Temple-Inland Inc.

Temple-Inland Inc. is a holding company that, through its subsidiaries, operates four business segments: corrugated packaging, forest products, real estate, and financial services. The company is in the process of effecting a transformation plan that involves retaining its manufacturing operations – corrugated packaging and building products; spinning off its financial services segment to its stockholders; spinning off its real estate segment to its stockholders; and selling its strategic timberland, which the company completed on October 31, 2007. The company expects to complete the transformation plan by year-end 2007. Temple-Inland's common stock (TIN) is traded on the New York Stock Exchange. For more information about the company, visit the company’s website at www.templeinland.com.

This news release contains “forward-looking statements” within the meaning of the federal securities laws. These forward-looking statements involve risks and uncertainties and are identified by their use of terms and phrases such as “believe,” “anticipate,” “could,” “estimate,” “intend,” “may,” “plan,” “expect,” and similar expressions, including references to assumptions. These statements reflect management’s current views with respect to future events and are subject to risks and uncertainties. We note that a variety of factors and uncertainties could cause our actual results to differ significantly from the results discussed in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the following: the amount of Notes tendered; the tender offer consideration paid by the company for each series of Notes (which is dependent on the bid-side price of the applicable U.S. Treasury reference security on the ninth business day preceding the Expiration Date); the closing and funding of the loan secured by the installment notes from the company’s sale of timberland; and satisfaction of the conditions of the tender offer contained in the Offer to Purchase. Other factors that could cause or contribute to actual results differing materially from such forward-looking statements are discussed in greater detail in the company’s Securities and Exchange Commission filings. You should not place undue reliance on our forward-looking statements. Except as required by law, we expressly disclaim any obligation to publicly revise any forward-looking statements contained in this news release to reflect the occurrence of events after the date of this news release.

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